Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Announces January 31, 2019, Pro Forma Stockholders’ Equity In Excess of $6 Million and Continued Discussions with Merger and Acquisition Candidates

February 4, 2019

Houston, TX / ACCESSWIRE / February 4, 2019 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, announced today that it had unaudited pro forma stockholders’ equity, as of January 31, 2019, of over approximately $7.4 million, which exceeds the $6 million minimum amount of stockholders’ equity the Company is required to maintain pursuant to Sections 1003(a)(i) through (iii) of the NYSE American Company Guide (the “Guide”).

As previously reported, on August 3, 2017, the Company received notice from the NYSE American that the Company was not in compliance with Sections 1003(a)(i) through (iii) of the Guide because it had (i) stockholders’ equity of less than $2,000,000 and sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; (ii) stockholders’ equity of less than $4,000,000 and sustained losses from continuing operations and/or net losses in three of the Company’s four most recent fiscal years; and (iii) stockholders’ equity of less than $6,000,000 and sustained losses from continuing operations and/or net losses in the Company’s five most recent fiscal years.

The Company subsequently submitted a plan to the NYSE American detailing the steps it planned to take to gain compliance with the Guide (i.e., raise our stockholders’ equity above $6 million), and was provided until February 3, 2019, under such plan, to gain such compliance.

Notwithstanding the Company’s estimated pro forma stockholders’ equity, as described in greater detail in the Current Report on Form 8-K filed February 1, 2019 by the Company, the NYSE American has advised the Company that it is waiting until after we file our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, to formally confirm our re-compliance with Sections 1003(a)(i) through (iii) of the Guide. Provided that the NYSE American has confirmed that our stockholders’ equity as set forth in the Form 10-Q for the quarter ended December 31, 2018 exceeds $6 million, the NYSE American will confirm such compliance. We currently anticipate our stockholders’ equity as of December 31, 2018 will exceed the $6 million we are required to have in order to regain compliance and believe at this point that formal NYSE American confirmation of such compliance is only a formality.

Notwithstanding the above, the NYSE American has not yet formally confirmed our re-compliance with Sections 1003(a)(i) through (iii) of the Guide, we are currently not deemed in compliance with the NYSE American continued listing standards (including Sections 1003(a)(i) through (iii) of the Guide), and if the NYSE American does not confirm our compliance with Sections 1003(a)(i) through (iii) of the Guide and/or if the Company becomes non-compliant with any of the other listing requirements of the NYSE Regulation, the NYSE Regulation staff may initiate delisting proceedings as appropriate.

Separate from the above, the Company announces that talks have been accelerating with acquisition and merger candidates and the Company hopes to announce positive news in connection therewith in the upcoming weeks.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to extensions and approvals provided by the NYSE American; risks related to potential future acquisitions or combinations; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.